Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Parsec Capital Acquisitions Corp. for the period ended March 31, 2022, I, Patricia Trompeter, Chief Executive Officer of Parsec Capital Acquisitions Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of Parsec Capital Acquisitions Corp. for the period ended March 31, 2022, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q of Parsec Capital Acquisitions Corp. for the period ended March 31, 2022, fairly presents, in all material respects, the financial condition and results of operations of Parsec Capital Acquisitions Corp.

/s/ Patricia Trompeter
Patricia Trompeter
Chief Executive Officer (Principal Executive Officer)

Date: May 13, 2022

A signed original of the certification required by Section 906 has been provided to Parsec Capital Acquisitions Corp. and will be retained by Parsec Capital Acquisitions Corp. and furnished to the Securities and Exchange Commission or its staff upon request.